UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2006

AutoNation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 SE 6th Street, Ft. Lauderdale, Florida		33301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 769-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On June 22, 2006, the Board of Directors of AutoNation, Inc. (the "Company") appointed Robert R. Grusky and Carlos A. Migoya to serve as directors of the Company and as members of the Company’s Audit Committee. A copy of the press release issued by the Company is attached as an exhibit hereto and incorporated herein by reference. The appointments, which are effective as of June 22, 2006, increase the size of the Company’s Board of Directors to nine (9) members and the Company’s Audit Committee to four (4) members. The appointments of Messrs. Grusky and Migoya to the Company’s Audit Committee cure the previously disclosed non-compliance by the Company with Section 303A.07(a) of the New York Stock Exchange ("NYSE") Listed Company Manual (which requires listed companies to have at least three (3) audit committee members) that resulted from the retirement on June 1, 2006 of a former director who served on the Audit Committee. Accordingly, the Company is fully compliant with applicable NYSE corporate governance standards.

The Board of Directors determined that Messrs. Grusky and Migoya qualify as independent under the director independence standard set forth in the AutoNation, Inc. Corporate Governance Guidelines and under applicable NYSE corporate governance standards. The Board of Directors also determined that Messrs. Grusky and Migoya meet all qualifications to serve on the Audit Committee under applicable rules of the Securities and Exchange Commission ("SEC") and NYSE governing audit committee members, and that Mr. Grusky is an "audit committee financial expert" under applicable SEC standards.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed with this Current Report pursuant to Item 5.02:

(d) Exhibits

99.1 Press Release dated June 22, 2006 issued by AutoNation, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoNation, Inc.

June 22, 2006	By:	/s/ Jonathan P. Ferrando

Name: Jonathan P. Ferrando
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 22, 2006 issued by AutoNation, Inc.